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                                                                    Exhibit 10.2
                                                                    ------------

                         AMCAST INDUSTRIAL CORPORATION




                             ANNUAL INCENTIVE PLAN

                             ADMINISTRATIVE MANUAL





                                       CONFIDENTIAL

                                       08/04/82

                                       Revised: 06/09/86


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                               PURPOSE OF MANUAL







This manual sets forth policy guidelines and administrative procedures with respect to the Amcast Industrial Corporation Annual Incentive Plan (AIP). It will serve as a guide for those administering the plan to ensure that actions taken are consistent over time and in line with the plan's terms and objectives.

This manual is not intended to be a communication device for participants. and is not a legal plan text. As a result, it is not intended for general distribution.








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I.      OBJECTIVES OF THE PLAN

        The objective of the Annual Incentive Plan is to motivate the key contributors to annual profitability toward the attainment of specific financial and operating objectives. In addition, senior management believes that the plan will serve to make the compensation of participants competitive with opportunities in other companies.


II.     DURATION OF THE PLAN

        The AIP was established by the Board of Directors and became effective on September 1, 1982. The plan, subject to the following provisions and such other terms and conditions as the Compensation Committee of the Board of Directors may prescribe, will continue in effect until terminated by the board.


III.    ADMINISTRATION OF THE PLAN

        A.  Board of Directors
            ------------------

            The Board of Directors has the final authority to administer the plan. The duties of the board include:

            - Approving Compensation Committee proceedings regarding changes to the plan, participation, awards, and administration of the plan; and
            -   Amending, suspending, or terminating the plan.

        B.  Compensation Committee of the Board of Directors
            ------------------------------------------------

            The Compensation Committee administers the plan. As delegated by the Board of Directors, the committee:

            - Approves financial objectives upon which awards under the plan are earned,
            -   Reviews eligibility criteria for participation in the plan,
            -   Approves participants in the plan*,
            -   Approves target incentive awards*,
            - Determines the effect of changes in accounting principles or practices and of acquisitions or divestitures on the calculation of awards under the plan,
            - Reviews final award computations and authorizes final award amounts*, and
            - Constructs rules and other procedures for use in carrying out provisions of the plan in the best interest of Amcast Industrial Corporation and its shareholders.

                *As pertains to Group A participants (i.e., staff officers, group executives, unit managers, and group sales managers).




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        C.  Chief Executive Officer
            -----------------------

            The responsibilities of the CEO include recommending to the Compensation Committee:

            - Return on capital employed (ROCE) financial objectives for each operating unit under which awards will be earned under the plan,
            -   Participants (Group A)*,
            -   Target incentive awards (Group A)*. and
            -   Final award calculations (Group A)*.

            The CEO has the authority to approve the following for all other participants in the plan.

            -   Participants (Group B)*,
            -   Target incentive awards (Group B)*,
            -   Personal performance objectives (Group A and B)*, and
            -   Final award calculations (Group B)*,

            *The CEO will present to the Compensation Committee an annual summary of incentive payments made under the plan. This will include both Group A and B participants.

            Group A - staff officers, group executives, unit managers, group sales managers.

            Group B - subordinates to Group A participants, i.e., unit staff and selected corporate staff.


        D.  Group Executives
            ----------------

            The group executives have the responsibility for recommending to the CEO the following under the plan:

            -   ROCE financial objectives for their respective operating units,
            -   Group and unit participants in the plan,
            -   Target incentive awards, and
            -   Personal performance objectives.

            These individuals will also distribute awards under the plan, if any, and communicate regarding the plan with participants from their respective groups and units.




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        E.  Vice President, Finance
            -----------------------

            The vice president of finance coordinates and documents accounting activities under the plan. As such, he is responsible for:

            -   Recording financial objectives under the plan,
            - Maintaining records on the extent of achievements of financial objectives under the plan,
            -   Assisting in calculating awards under the plan,
            - Arranging for the proper allocation of costs under the plan and assuring adequate and timely expense accruals, and
            -   Recommending interpretations of accounting terms under the plan.


IV.     PARTICIPATION

        A.  Definition of Eligibility
            -------------------------

            Participation in the plan is limited to officers of the corporation, principal managers of groups and units, and to other individuals who, by virtue of their positions, can substantially affect the annual performance of the organization to which they are assigned. Sales personnel are excluded, except for designated managers, and will be covered under a separate plan.

        B.  Selection of Participants
            -------------------------

            Participants in the plan will be selected prior to the beginning of the fiscal year, based on the recommendation of the chief executive officer.

        C.  Eligibility for Award
            ---------------------

            An individual who is selected as meeting the definition of eligibility, and who joins Amcast during the fiscal year or is promoted to a participating position during the fiscal year, may become eligible to participate immediately. Such individuals will be considered for awards from the plan in proportion to the part of the fiscal year in which they are a participant.

            When a change of target incentive award levels is made under the plan during the fiscal year because of promotion or other justifiable reasons, the participant will be eligible to receive an award proportionate to the time he was at each award level.

            When a participant changes organizational units during the fiscal year, awards from the plan will be proportioned to the time spent in each organization.

            If, during the fiscal year, a participant dies, retires, or is transferred to a position which does not qualify for inclusion in the AIP, the participant or his designated beneficiary will be eligible to receive an award proportionate to the time he was a participant.




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            If a participant should leave the corporation during the fiscal year for reasons other than retirement, he will not be eligible to receive an award unless otherwise determined by the Compensation Committee of the board.

V.      AWARD PERIOD

        Awards from the AIP will based on the achievements of participants during the period of September 1 through August 31 (the plan year). A new plan year will begin each September 1.


VI.     TARGET INCENTIVE AWARDS

        Each participant will have a target incentive award between 15 percent and 50 percent of the annual base salary in effect at the beginning of the plan year. The amount of the target will be commensurate with the responsibility of the position and the relative ability to influence profitability. The total of target awards, in dollars, will equal the target incentive fund. A participant's target incentive award will remain fixed throughout the plan year unless the participant is promoted or transferred to a position which warrants a higher or lower target incentive award. The maximum award under the plan will not exceed 60 percent of the annual base salary of a participant. Normal salary increases during the plan year will not be recognized for incentive purposes.

        UNASSIGNED SUPPLEMENTAL FUND. In addition to the target incentive funds, an amount not to exceed $50,000 shall be available for incentive compensation which may be used, at the discretion of the Compensation Committee, to supplement the formula funds in the event special circumstances warrant awards for special situations outside the defined participants.


VII.    TARGET INCENTIVE AWARD ALLOCATION

        Incentive awards will be determined through the assessment of corporate, group or unit, and individual participant's performance as follows:

                                    % of Award Based on Results of
                               -----------------------------------------
        Participant            Corporate   Group      Unit    Individual
        -----------            ---------   -----      ----    ----------
        Corporate Staff          70-100      0          0         0-30
        Group VP's               25- 50   45- 75        0         0-30
        Group Staff                 0     70-100        0         0-30
        Unit Managers            25- 50      0       45- 75       0-30
        Unit Staff                  0        0       70-100       0-30

        The components of the incentive award are separate and distinct. By achieving the maximum ROCE objective for the corporate, group, or unit component, it is possible to earn up to 150 percent of the target incentive award. Only 100 percent of the target award is possible in the personal performance category.




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        For participants, the following award combinations can occur under the
        AIP:

                          Incentive Award Paid for Performance of
                          ---------------------------------------
         Potential                       Group
           Award                   AIC     or
        Combination              Overall  Unit  Individual
        -----------              -------  ----  ----------
             1                     yes     yes     yes
             2                     yes     yes     no
             3                     yes     no      yes
             4                     yes     no      no
             5                     no      yes     yes
             6                     no      yes     no
             7                     no      no      yes
             8                     no      no      no

        A participant may receive an award based on group or unit or personal performance in a year that Amcast's overall financial performance does not generate a corporate incentive award. The group or unit and personal performance components likewise are not linked. If group or unit performance is below threshold*, an award based on achievement of personal objectives could be paid. Amcast must, however, generate an after-tax profit for corporate officers to be eligible to receive any award (corporate, group, unit, or personal performance) from the plan.

        *Threshold is the minimum acceptable ROCE necessary to generate an incentive award based upon corporate, group, or unit financial results (refer to VIII and IX).


VIII.   CORPORATE COMPONENT

        Threshold, objective, and maximum return on capital employed objectives are set annually for the overall Amcast organization. ROCE is defined as earnings before taxes and interest on long-term debt as a percent of the average of twelve months actual shareholders' equity plus long-term debt. Certain material nonoperating income and expense items may be excluded from the calculations at the discretion of the Compensation Committee.






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        A percentage of the target incentive award allocated to the corporate component is earned at threshold, objective, and maximum ROCE.

        -   For example, consider the following performance schedule:

                                  ROCE     Target Incentive
                                Objective       Earned
                                ---------  ----------------
                    Threshold       A%            50%
                    Objective       B%           100%
                    Maximum         C%           150%

        - The target incentive award earned between threshold and objective, and objective and maximum will be prorated.

        The following formula is utilized in determining awards based upon corporate ROCE results.

        Corporate               Target                Corporate
         Target       X       Incentive       =        Earned
         Award                  Earned                 Award
        Allocated               Percent


IX.     GROUP OR UNIT COMPONENT

        A percentage of the group or unit target incentive award is earned at threshold, objective, and maximum ROCE performance. (See VIII for ROCE definition.)


        -   For example, consider the following ROCE performance schedule:

                          Group or
                          Unit
                          ROCE                Target Incentive
                          Objective                Earned
                          ---------           ----------------
        Threshold            D%                      50%
        Objective            E%                     100%
        Maximum              F%                     150%

        Note: Group and unit thresholds, objectives, and maximums will be linked with the financial objectives for the overall Amcast organization.

        - The following formula is utilized in determining awards based on group or unit ROCE results:


                 Group/Unit         Target           Group/Unit
                   Target     X    Incentive    =      Earned
                   Award            Earned             Award
                 Allocated          Percent


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X.      PERSONAL PERFORMANCE COMPONENT

        A participant's performance against a maximum of seven significant objectives will determine the amount of the target incentive award earned under the personal performance component.

        The objectives have different degrees of importance to the individual and organization. One hundred incentive points are allocated among the objectives to establish each objective's importance. Performance on each objective will be rated as either yes or no. For example:

                        Incentive                      Incentive
                         Points         Performance     Points
        Objective       Allocated         Rating        Earned
        ---------       ---------         ------        ------
        Annual operating results
            A              40              yes            40
            B              20              no              0

        Key opportunities to be exploited or improvements to be made

            C              20              yes            20

        Progress to be achieved in longer-range programs

            D              10              no             0
            E              10              yes           10
                           --                            --
                          100                            70

        (This individual's performance rating is 70 percent.)

        The following formula determines an individual's incentive award under the personal performance component.

                Individual              Individual           Earned
                Performance     X       Performance     =    Personal
                 Target                    Rating           Performance
                 Award                                        Award

        For the personal performance component, the maximum award is 100 percent of the target award.

XI.     TOTAL AWARD CALCULATION

        The sum of award components (corporate, group or unit, and personal performance) is the individual's total incentive award from the plan.







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XII.    INDIVIDUAL OBJECTIVE SETTING

        The information generated in the business planning process can be utilized in the personal performance component of the plan.

        Generally, such objectives should be:

        -   Pertinent to the responsibility of the individual,
        -   Aimed at what the company wants accomplished, and
        - Written in crisp language and quantified so it is easily determined if the objectives were achieved.

        A maximum of seven significant performance objectives is established for each individual. Objectives should be set in one or more of three categories:

        -   Annual operating results,
        -   Key opportunities to be exploited or improvements to be made, and
        -   Progress to be achieved with respect to longer-range programs.

        Objectives have different degrees of importance to the individual and Amcast. To recognize the differences in importance, incentive points are allocated to each objective. A total of 100 incentive points is allocated over the three objective categories. Consider the following example:

                                              Percentage of Incentive
                   Incentive Category             Points Allocated
                   ------------------         -----------------------
                Annual operating results                60%

                Key opportunities to be exploited       20%
                or improvements to be made

                Progress to be achieved with            20%
                respect to longer-range programs

        An action plan is developed for each objective in order to provide a check on the reasonableness of the objective and an additional basis for evaluating performance:

        - Action plans concern the acquisition, use, and disposition of resources.
        - Action plans will be integrated across functional lines, recognize basic operating unit purposes, and outline what decisions must be made to achieve the objective.




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        Exhibit B will be used to document individual objectives. The form includes the "record of agreement" between the levels of management on the significant objectives. The form ensures all parties have the same understanding of:

        -   What is expected
        -   How performance on each objective will be appraised, and
        -   What relative importance each objective has.

        Informal interim reviews of progress toward objectives is an integral part of the plan. On a periodic basis, management will formally review:

        -   The continued validity of objectives,
        - Changes in action plans resulting from changes in assumptions or uncontrollable influences, and
        -   Relative achievement to date and its impact on incentive accruals.

        After the plan year, the CEO, group executives, and unit managers will evaluate individual objective achievement:

        - Actual results would be recorded on the objective setting record and evaluation worksheet (Exhibit B).
        - The basis for rating each objective will be agreed upon and recorded.

        Exhibit B is also utilized for reviewing individual objectives and for final personal performance incentive award calculations.

        Exhibit C is a summary sheet for communicating plan details to participants at the beginning of the incentive plan year.

XIII.   AWARD ADJUSTMENTS

        The Compensation Committee and the Board of Directors, upon recommendation of the chief executive officer, may make any adjustments to the AIP required to ensure a successful program of management motivation and reward that they deem to be in the best interest of the shareholders.

XIV.    PAYMENT METHODS

        Awards from the AIP will be paid in cash. A participant in the AIP may voluntarily elect to defer the receipt of cash awards under this plan by filing an irrevocable election to do so with the corporation according to the provisions of the Amcast Deferred Compensation Plan.




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XV.     WITHHOLDING FOR INCOME TAXES

        All award amounts are subject to withholding for federal income tax purposes. Arrangements will also be made to withhold any amounts required by state and local authorities.

XVI.    MISCELLANEOUS

        A. NO RIGHT TO ELIGIBILITY. Participation in the AIP in any one plan year is not be be construed as a right to continuing eligibility.

        B. NO RIGHT TO CONTINUED EMPLOYMENT. The selection of any person for participation in the AIP shall not give a participant any right to be retained in the employ of the corporation or any subsidiary and the right and power to dismiss or discharge any participant is specifically reserved by the corporation.










                                   * * * * *










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